UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013
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ZOOM TELEPHONICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or Other Jurisdiction of  Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 432-1072
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 27, 2013, the Company held its Annual Meeting of Shareholders. At such meeting, the shareholders of the Company voted:

(1)	To elect five Directors to serve for the ensuing year. The votes cast were as follows:

Nominee	For	Votes Withheld/Abstain	Broker Non-Votes
Frank B. Manning	1,848,878	459,304	4,282,072
Peter R. Kramer	1,849,720	458,462	4,282,072
Bernard Furman	1,849,990	458,192	4,282,072
J. Ronald Woods	1,849,970	458,212	4,282,072
Joseph J. Donovan	1,849,970	458,212	4,282,072

(2)	To ratify the selection of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
5,443,766	862	1,145,626	0

(3)
To approve the amendment to the Zoom Telephonics, Inc. 2009 Stock Option Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 2,500,000 shares to 5,500,000 shares. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
1,842,264	465,809	109	4,282,072

(4)
To approve the amendment to the Zoom Telephonics, Inc. 2009 Director’s Stock Option Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 400,000 shares to 700,000 shares.  The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
1,842,524	465,314	344	4,282,072

(5)	To approve an advisory vote on the compensation of the Company’s named executive officers (the “say-on-pay” vote). The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
2,149,536	154,786	3,860	4,282,072

(6)	To approve an advisory vote on the frequency of holding future say-on-pay votes. The votes cast were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,115,853	2,204	185,648	4,477	4,282,072

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: July 2, 2013	By:	/s/ Frank Manning
Frank Manning, President& CEO and
Acting Chief Financial Officer